Exhibit 27(n)(2)

                        [Letterhead of KPMG appears here]


                          Independent Auditors' Consent

The Board of Directors
Northstar Life Insurance Company and
Policy Owners of Northstar Life Variable Universal Life Account:


We consent to the use of our report included herein and to the reference to our Firm under the heading "Financial Statements" in the Statement of Additional Information. Our report on the financial statements of Northstar Life Insurance Company refers to the restatement of the Company's 2000 and 1999 financial statements.

                                          /s/KPMG

                                          KPMG

Minneapolis, Minnesota
August 8, 2002